Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

6 August 2004

Shire Pharmaceuticals Group plc (the "Company")

The Company announces that it was notified on 6 August 2004 under Sections 198 to 202 of the Companies Act that Barclays PLC, through its associated companies, no longer held a notifiable interest in the issued ordinary share capital of the Company.

T May
Company Secretary

For further information please contact:

Investor Relations

Cléa Rosenfeld	+44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently has a range of projects and products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com